UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2021

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 22, 2021, The Estée Lauder Companies Inc. (the “Company”) entered into a senior unsecured credit agreement (the “Agreement”) among the Company, the Eligible Subsidiaries of the Company party thereto from time to time, as defined therein (the “Eligible Subsidiaries”), the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent.

The Facility (as defined below) created by the Agreement replaced the Company’s $1.5 billion revolving credit facility entered into on October 26, 2018. On October 22, 2021, there were no loans outstanding under such facility.

The Agreement provides for a 5-year revolving credit facility (the “Facility”) to the Company and the Eligible Subsidiaries (collectively, the “Borrowers”), in the amount of $2.5 billion, of which the entire amount is currently undrawn and available. The proceeds of the loans made under this Agreement will be used by the Borrowers for general corporate purposes as shall be determined by the Company from time to time. The Facility commenced on October 22, 2021 and expires by its terms on October 22, 2026, unless extended for up to two additional years in accordance with terms set forth in the Agreement.

Up to the equivalent of $750 million of the Facility will be available for multicurrency loans in Pounds Sterling, Euros, Japanese Yen and Swiss Francs. A portion of the Facility not to exceed $150 million will be available for the issuance of letters of credit. The Facility may be increased, at the election of the Company, by up to $500 million in accordance with the terms set forth in the Agreement.

The Company will guarantee the obligations of the Borrowers, other than itself, under the Agreement, pursuant to the terms set forth in the Agreement. Interest and fees payable under the Agreement shall be determined pursuant to the terms set forth in the Agreement.

The Agreement also contains certain affirmative and negative covenants customary for facilities of this type, including, furnishing to Lenders periodic financial information of the Company and all reports, proxy statements and registration statements filed with the Securities and Exchange Commission; paying and discharging, at or before maturity, material obligations and liabilities; maintenance of corporate existence and ability to do business; use of proceeds; limitations on ability to consolidate, merge or sell, lease or otherwise transfer all or substantially all assets; limitations on the incurrence of liens; limitations on the incurrence of debt by subsidiaries of the Company; and limitations on transactions with affiliates.

The Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the Company. Upon the occurrence of an event of default, any outstanding loans under the Agreement may be accelerated and/or the Lenders’ commitments may be terminated; provided, however, that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Agreement will automatically become immediately due and payable, and the Lenders’ commitments will automatically terminate.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with one or more Lenders, or their affiliates.

The foregoing does not constitute a complete summary of the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. The representations, warranties and covenants contained in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company, the Borrowers and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 1.02. Termination of a Material Definitive Agreement.

As described in Item 1.01, in connection with entering into the new Agreement, the Company terminated on October 22, 2021, the credit agreement dated as of October 26, 2018, by and among the Company, the Eligible Subsidiaries of the Company, as defined therein, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “2018 Agreement”). A brief description of the material terms of the 2018 Agreement and of the material relationships with the parties is contained in Item 1.01 of the Form 8-K filed with the SEC by the Company on October 29, 2018, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 22, 2021, among The Estée Lauder Companies Inc., the Eligible Subsidiaries of the Company, as defined therein, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: October 22, 2021	By:	/s/ Tracey T. Travis
Name: Tracey T. Travis
Title: Executive Vice President and Chief Financial Officer

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